EXHIBIT E

JOINT FILING AGREEMENT

Each of the undersigned hereby consents and agrees to the joint filing of this Schedule 13D, including any amendment thereto, relating to the shares of common stock, par value $0.0001 per share, of Pangaea Logistics Solutions Ltd.

Date: January 6, 2025

STRATEGIC SHIPPING INC.

By:	/s/ Constantine Tsoutsoplides
Name: Constantine Tsoutsoplides
Title: Chief Financial Officer

STRATEGIC INVESTMENT LLC

By:	/s/ Lui Yuen Leung
Name: Lui Yuen Leung
Title: Director
PACIFIC STAR PRIVATE TRUST COMPANY LTD.

By:	/s/ Lui Yuen Leung
Name: Lui Yuen Leung
Title: Director